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                                                                     EXHIBIT 6.3


THIS LEASE MADE THIS 25TH DAY OF OCTOBER, 1999.

BETWEEN:

     CERTUS DEVELOPMENTS, INC., a body corporate having an office in the City of Calgary in the Province of Alberta (hereinafter referred to as the "Lessor")

                                                               OF THE FIRST PART

                                     -and-

     FREEREALTIME.COM, INC., a body corporate having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as the "Lessee")

                                                              OF THE SECOND PART

     WHEREAS the Lessor is the registered owner of the certain lands the "Lands" legally described as Lots 12 and 13 and the East Half of Lot 14, Block 6, Plan Calgary 4453L (hereinafter referred to as "the said lands"). Upon the Lessor Lands is a two-story office and retail building, hereinafter described as the "Building". The municipal address for the second floor office premises located within the Building is 2219 - 4th Street SW Calgary, Alberta, T2S 1X1.

1.   DEMISED PREMISES

     NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be paid, observed and performed, the Lessor does demise and lease unto the Lessee the second floor office premises located at the address set out above and hereinafter referred to as the "Premises" together with all rights and appurtenances whatsoever to the said Premises belonging or appertaining thereto. The Premises shall include all of the second floor and its contiguous main floor entry hallway, stairwells, and storage area. A plan of the second floor office area is attached hereto as Schedule "A", (hereinafter called "the Demised Premises").

     The gross leasable area of the Premises is four thousand two hundred and forty (4,240) square.

2.   TERM AND RENT

     The Term of this Lease shall be for Five (5) Years, commencing on the 1st day of January, 2000 (the "Commencement Date") and to end and to be fully completed on the 31st day of December, 2004 the "Expiration Date". Rent in respect of the Premises shall be a gross annual rent payable in equal consecutive monthly installments together with GST on the first day of the month in the amount of Eighty-Five Thousand ($85,000.00) Dollars per annum, plus G.S.T., divided into monthly installments of Seven Thousand Eighty-three Dollars and Thirty-three ($7,083.33), plus G.S.T. The Lessor acknowledges receiving the sum of $30,316.65 representing payment of the last four (4) months rent plus GST payable in the Term of this Lease.


For further clarification all rental payments shall be made in lawful money of Canada and shall be paid by the Lessee to the Lessor at such place as the Lessor may from time to time designate.




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     The Operating Costs, Realty Taxes, and Management fees for the Building, as defined in Schedule "B" hereto are included in the Gross Rent. Any increase, adjustment, or changes in the Operating Costs and Taxes will have no effect on the Gross Rent payable during the Term by the Lessee to the Lessor. Notwithstanding which the Lessee shall be responsible for its business taxes, telephone, satellite, cable or internet costs and the costs of all separately metered utilities serving the Premises.

THE LESSEE COVENANTS AND AGREES WITH THE LESSOR AS FOLLOWS:

3.   PAYMENT OF RENT

     The Lessee will during the Term promptly pay or cause to be paid to the Lessor the rents reserved at the time and in the manner hereinbefore mentioned without any deductions whatsoever, and shall observe and perform and permit no violation of each and every of the terms, conditions, covenants, agreements and provisos herein contained on the part or on behalf of the Lessee to be observed and performed.

4.   USE OF PREMISES

     The Premises shall be used and occupied by the Lessee solely for the purposes of general offices and for no other purpose. Nothing contained herein to the contrary shall allow the Lessee, or any assignee, or sub-lessee to use the Premises for the purposes of retailing espresso based coffee beverages for on or off premises consumption, or the providing of financial services typically offered by a chartered bank in Canada. Lessor acknowledges that it has a complete understanding of Lessee's existing and contemplated business at the time of the execution of this Lease and further acknowledges Lessee's compliance with this paragraph.

5.   NUISANCE OR ANNOYANCE

     The Lessee will not carry on any business or occupation or do anything or permit anything to be done in or about the Premises that shall be deemed a nuisance or which shall be in contravention of any law or which shall cause annoyance to the Lessor or to any other occupants of the Building, nor suffer nor permit the Premises to be used for any purpose other than the use hereinbefore specifically mentioned.

6.   PROTECTION OF PREMISES

     a) The Lessee will not keep or store or suffer or permit to be kept, stored or used in or upon the Premises any inflammable oils, substances or materials unless such inflammable oils, substances or materials are kept in proper storage facilities within the Premises as required by the City By-laws, the City Fire Regulations and approved by the fire and liability insurance company who have or may at any time hereafter place fire and liability coverage in respect of the Building and/or the Premises.

     b) The Lessee shall not carry on any operation or work whereby any insurance in respect of:

          i)   the Premises;
          ii)  all or any part of the Building of which they form a part; and/or
          iii) the contents of any space in the Building

          which may become void or voidable, or which would increase the rate for insurance (including contents) in comparison to normal insurance costs in comparable buildings.


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     PROVIDED HOWEVER, in the event that any insurance rates as aforesaid shall be increased above those paid as of the date hereby by the Lessor and/or in the event that at any time hereafter the insurance cost to any other lessee in respect of the Building is increased by virtue of the Lessee's use or occupation of the Premises, the Lessee shall pay to the Lessor the amount by which the insurance premium shall be so increased or the Lessee shall (at the election of the Lessor) provide additional insurance coverage as may be required at its own expense in order that the original amount and type of insurance coverage shall be maintained. If notice of cancellation shall be given respecting any insurance policy or if any insurance policy be refused to be renewed by an insurer by reason of the use or occupation of the Premises or any part thereof by the Lessee or by anyone permitted by the Lessee to be upon the Premises, the Lessee shall forthwith remedy or rectify such occupation or use upon being requested to do so in writing by the Lessor. If the Lessor shall fail to do so forthwith or shall (at the election of the lessor) fail to procure equivalent insurance to that cancelled or refused, the Lessor may at its option terminate this Lease and the Lessee shall immediately deliver up vacant possession of the Premises to the Lessor.

7.   ASSIGNMENT AND SUBLETTING

     The Lessee shall not assign or sublet without the prior written consent of the Lessor (which consent shall not be unreasonably withheld) provided that no assignment or subletting shall discharge or release the Lessee from the full observation and performance of all the terms, conditions, covenants, agreements and provisos herein contained on the part of the Lessee to be observed and performed (subject to the release of Lessee as to the terms of this provision as described in the following paragraph). The Lessee shall, in respect of any assignment or sublease, cause the assignee or sublessee from time to time of the Lessee's interest in respect of this lease, and concurrent with or prior to the assignment or subletting, to enter into an agreement in writing with the Lessor covenanting and agreeing to observe, perform and be bound by all of the terms, conditions, covenants, agreements and provisos herein contained on the part of the Lessee to be observed and performed. The Lessee shall be liable and responsible for all reasonable third party legal costs incurred by the Lessor in either preparing, revising, considering or approving any written agreement submitted to the Lessor pursuant to the immediately preceding sentence, such costs to be payable by the Lessee on request for payment by the Lessor.

PROVIDED FURTHER, HOWEVER, that within seven (7) days of receipt of notice from the Lessee of its intention to assign, pledge or sublease the Premises, the Lessor may serve notice upon the Lessee of its intention to accept a surrender of the Lease of the Premises and the Lessee shall surrender the Lease of the Premises. PROVIDED FURTHER, HOWEVER, that in the event of such assignment or subletting, all monies paid by the Assignee or Sublessee shall be paid directly to the Lessor who shall credit the sum as and when received to payments required and reserved hereunder. The Lessor and the Lessee shall share any excess of such monies over and above monies payable and reserved hereunder (the "Excess") for their own use, respectively, absolutely and forever, specifically, the Lessor shall receive 60% of the Excess and the Lessee shall receive 40% of the Excess. The Lessor shall remit to the Lessee the Lessee's 40% portion of the Excess within seven (7) days of the Lessor's receipt of such Excess. In the case of such sublease of the premises, the Lessor has the right to fully release the Lessee from any and all further obligations under this Lease forever. If the Lessor elects to release the Lessee under these conditions, then the Lessor will notify the Lessee in writing of such release. The Lessor will also specify in such written notification that it is granting a full release to the Lessee of any obligations and covenants under this Lease forever and will specify the effective date of such release. Upon such release, the Lessor will then be entitled to retain 100% of the Excess received on payments received pursuant to the sublease after such effective date of the release. Additionally, Lessor shall refund all prepaid rent to Lessee within seven (7) days after such effective date of release.


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8.   CLEANLINESS OF PREMISES

     The Lessee shall not place, leave or permit or suffer to be placed, left in or upon the roads, parking lots, sidewalks and delivery areas forming part of the said lands any debris or refuse and will at all times during the Term, at its sole cost and expense, keep the Premises in a clean, wholesome and sanitary condition, free and clear of all waste paper and other substances which would be a nuisance or liable to occasion fire and will cause all dirt, rubbish, garbage and other refuse matter on or about the Premises to be carefully collected and promptly disposed of in a manner satisfactory to the Lessor, and will at all times exercise and take reasonable precautions to protect the Premises against fire and vandalism.

9.   COVENANT TO REPAIR

     The Lessee shall at all times during the Term of this Lease at its sole cost and expense, well, properly and sufficiently repair, decorate, maintain, mend and keep the Premises with the appurtenances (including but without restricting the generality of the foregoing, signs and the inside and outside plate glass windows and doors if damage caused by Lessee or any agents of the Lessee) in good and substantial repair, and repair and maintain all fixtures and things which at any time during the Term of this Lease are located or erected in or upon the Premises, such repair and maintenance to be made by the Lessee when, where and so often as needed, save and except repairs necessitated by damage from hazards against which the Lessor is required to insure hereunder, and subject to the following:

     Lessor represents that all of the following are in good working condition and comply with all related laws and codes, and further that Lessor is responsible for maintaining in good working condition, and repairing as needed: all structural areas, electrical systems, HVAC systems, plumbing, roofing, concrete, flooring, common areas, and any and all other structural and/or permanent fixtures that would reasonably be construed as items comprising or attached to the property.

10.  NOTICE OF DEFECTS

     The Lessee shall give the Lessor immediate notice in writing of any accident occurring within the Premises or upon the Lands or any defect in or damage thereto which comes to the notice of the Lessee.

11.  INSPECTION BY LESSOR

     The Lessor, by its servants or agents, may at all reasonable times during the Term hereof enter upon the Premises and view the state of repair thereof, provided the Lessor gives Twenty-four (24) hours notice to the Lessee of such intent to view the Premises, and further that all want of reparation that upon such view shall be found, the Lessee shall within ten (10) days next after such notification of such need to repair shall well and sufficiently repair and make good the same insofar as the Lessee is bound to do.

12.  GLASS, DOORS AND WINDOW DAMAGE

     The Lessee shall be responsible for the repair and costs thereof of all damage to plate glass, doors and windows in the Premises, should such damage be caused by the Lessee, its employees or invitees.


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13.  INSURANCE

     The Lessee shall insure the Lessor and the Lessee, including but without restricting the generality of the foregoing, their respective servants, employees, invitees and agents and keep them insured against legal liability for damages to persons or property caused by the use and occupancy of the Premises by the Lessee with any insurance company or companies licensed to do business in the Province of Alberta, in such amounts as the Lessor may from time to time reasonably require, which at the commencement of this Lease shall not be less than One Million ($1,000,000.00) Dollars for any one occurrence, and the Lessee shall keep in force a policy of insurance which will provide that if any damage is occasioned to the Premises by a person or persons during the course of burglary, attempted burglary, or vandalism the entire cost of repairing such damage will be paid by the insurer at the request of the Lessor.

     The Lessee shall take out and maintain in respect of its property on the Premises, fire insurance with extended coverage and water damage insurance, the Lessee's property to include, without limitation, its improvements, furniture, equipment, fittings, fixtures and stock-in-trade, in an amount adequate to cover fully any loss that the Lessee may sustain.

     The cost of the premiums for each and every such policy shall be paid by the Lessee and the Lessee shall provide the Lessor with a certified copy of the insurance policy to be taken out by the Lessee in accordance with the preceding provisions hereof and shall provide the Lessor with evidence of due payment of all premiums for such insurance. The Lessee shall obtain from the insurers under such policies undertakings to notify the Lessor in writing at least ten (10) days prior to any material change or cancellation thereof. The Lessee agrees that if the Lessee fails to take out or maintain such insurance, the Lessor shall have the right to do so and pay the premiums therefor and in such event, the Lessee shall repay to the Lessor on demand the amount so paid plus and administrative fee or 15% and should the Lessee fail to pay such amounts, the same shall be deemed to be rent in arrears and collectable as such.

     The Lessor shall insure the Lessor and the Lessee, including but without restricting the generality of the foregoing, their respective servants, employees, invitees and agents and keep them insured against legal liability for damages to persons or property not caused by the use and occupancy of the Premises by the Lessee with any insurance company or companies licensed to do business in the Province of Alberta, which at the commencement of the lease shall not be less than One Million ($1,000,000.00) Dollars for any one occurrence, and the Lessor shall keep in force a policy of insurance which will provide that if any damage is occasioned to the Premises by a person or persons during the course of burglary, attempted burglary, or vandalism the entire cost of repairing such damage will be paid by the insurer at the request of the Lessor.

     The Lessor shall take out and maintain in respect of its property on the Premises, fire insurance with extended coverage and water damage insurance, the Lessor's property to include, without limitation, its improvements, furniture, equipment, fittings, fixtures and stock-in-trade, in an amount adequate to cover fully any loss that the Lessor may sustain.

14.  COMPLIANCE WITH LAWS

     The Lessee and the Lessor will abide by all laws, by-laws, legislative and regulatory requirements of any Governmental or other competent authority relating to the business conducted on the Premises and will save each other harmless from all costs or charges incidental thereto, or damages or penalties by reason of breach thereof. Lessor warrants that the property complies with all laws and codes, and that the property is fit for general office use.

15.  JANITORIAL SERVICE

     The Lessee shall cause whenever reasonably necessary the floors, light fixtures,


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walls, bathrooms, stairwells, hallways and windows of the Premises to be cleaned and maintained in a first class manner and shall undertake to do so throughout the Term of the Lease. Janitorial service to be provided by the Lessee shall include the replacement of all interior electrical light bulbs, rubes and ballasts on the Premises whenever necessary.

16.  HEATING AND AIR-CONDITIONING

     The Lessee will at all times maintain the heating and cooling thermostat within the Premises at not less than sixty (60 degrees) degrees Fahrenheit, and not greater than eighty (80 degrees) Fahrenheit. The Lessee shall not install any equipment within the Premises which may require additional cooling capacity beyond that which is intended for normal occupancy of the Premises for general office purposes. The Lessee shall construct or cause anything to interfere with the normal operation of the heating and air-conditioning system or the ducts through which it operates.

AND THE LESSOR COVENANTS WITH THE LESSEE:

17.  QUIET ENJOYMENT

     The Lessor hereby covenants with the Lessee that the Lessee, upon paying the rent hereinbefore reserved at the times and in the manner aforesaid, and upon observing and performing each and every term, condition, covenant, agreement and provision herein contained, shall and may from time to time and at all times during the Term peaceably and quietly enjoy the Premises without molestation or hindrance by the Lessor, or any person, firm or corporation claiming by, through and under it.

18.  USE OF COMMON AREAS

     As part of the consideration for this Lease, the Lessor hereby grants to the Lessee, its servants, agents, employees, invitees and licensees, throughout the Term, the privilege of using in common with other persons entitled thereto all those portions of the common areas of the said lands, save and except the Lessee its employees and customers shall not during normal business hours be permitted to use the parking lot located at the rear Building.

PROVIDED HOWEVER that the Lessor reserves the right at any time during the Term, with reasonable notice to the Lessee, to take possession of all or any part of the common areas for any purpose whatsoever. PROVIDED FURTHER, HOWEVER, for the good and welfare of all persons entitled to use the common areas, the Lessor expressly reserves the right to reasonably promulgate rules and regulations relating to the use thereof, and such rules and regulations shall be binding upon the Lessee upon the Lessor giving notice thereof to the Lessee or by posting the same in a conspicuous place within the confines of the common areas.

IT IS MUTUALLY AGREED BY AND BETWEEN THE LESSOR AND THE LESSEE AS FOLLOWS:

19.  LESSEE'S IMPROVEMENTS

     The Lessee may at any time, and from time to time, with the consent of the Lessor in writing, make such changes, alterations or improvements to and may paint and decorate the interior of the Premises, in such manner as shall in the judgment of the Lessee better adapt the same for the purpose of its business, provided that:

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     (a)  No changes, alterations, additions or improvements shall be made without the prior written consent of the Lessor;

     (b) All changes, alternations, additions and improvements shall comply with all statutes, regulations, by-laws, specifications or requirements of any municipal, provincial federal or other authority;

     (c) The Lessee shall observe all the provisions of the within Lease relating to fire regulations and insurance policies.

20.  EMINENT DOMAIN

     If the whole of the Building shall be taken by any public authority under the power of eminent domain, this Lease shall terminate from the day possession shall be taken for such public purpose and the Lessee shall be liable for rental only up to the date of such taking.

     If a part only of the Premises and the Building shall be taken by any public authority under the power of eminent domain, the Term shall cease from the day possession shall be taken for such public purpose insofar as the premises so taken comprise part of the Premises, and the Lessee shall be liable only for rent in respect of the part of the Premises so taken up to the date of the taking and, if the remainder of the Premises shall be suitable for the purposes of the Lessee, the Lessee shall remain in possession of the remainder of the Premises and the rent payable hereunder shall be reduced in the proportion that the area of the Premises so taken bears to the entire area of the Premises. If the remainder of the Premises shall be unsuitable for the purposes of the Lessee, the Lessee shall be entitled to terminate this Lease as at the date of such taking and the Lease and Rent shall cease and terminate at such date.

     All compensation or damages awarded in respect of such taking of the Premises and any diminution in value of the remainder thereof shall be the property of the Lessor, but the Lessee shall be entitled to receive such compensation or damages as it may be able to establish against such public authority in respect of loss of occupancy and its leasehold improvements.

Upon a termination pursuant to this section, Lessor shall return any prepaid rent to Lessee within seven (7) days of such termination.

21.  REMOVAL OF FURNITURE AND EQUIPMENT

     The Lessee may throughout the Term or within three (3) days after the termination of the Term, take, remove and carry away from the Premises all furniture, and equipment placed in or upon the Premises which is the property of the Lessee, but the Lessee shall in such removal do no damage to the Premises or shall make good any damage which it may occasion thereto. PROVIDED that the Lessee shall not remove any furniture, equipment, goods or chattels of any kind from the Premises should the Lessee be in default of any rent or other monies due hereunder until said monies have been fully paid to the Lessor.

22.  DAMAGE BY FIRE OR FLOOD

     If during the Term hereby demised or any renewal thereof the Building or the Premises or any part thereof shall be damaged by fire, explosion, lightning or tempest or flood, earthquake, tornado, or other natural disaster, then the following provisions shall have effect:

     (a) In the event that the Premises shall be so badly injured as to be unfit for occupancy and be incapable of being repaired with reasonable diligence within Sixty (60) days of the happening of such injury, then the Term hereby granted shall cease and be at an end to all intents and purposes from the date of such damage or destruction and the Lessee shall immediately surrender the same and


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          yield up possession of the Premises to the Lessor, and no rent shall be payable from the happening of the injury, and all rents prepaid at such time shall be repaid by the Lessor to the Lessee.

     (b) In the event that the Premises shall be capable, with reasonable diligence, of being repaired and rendered fit for occupancy, within Sixty (60) days from the happening of such injury as aforesaid and should the damage be such as to render the Premises wholly unfit for occupancy during the process of such repairs, then the rent hereby reserved shall not accrue after such injury, or while the process of repair is going on, and the Lessor shall repair the same with all reasonable diligence and the rental shall recommence immediately after such repairs shall be completed.

     (c) In the event that the Premises can be repaired within Sixty (60) days as aforesaid, and if the damage is such that the said Premises are capable of being partially used, then until such damage shall have been repaired, the rent shall abate in the proportion that the part of the Premises rendered unfit for occupancy bears to the whole of the Premises.

          In the event that the Lessor and the Lessee cannot agree as to whether or not the Building can in fact be repaired with Sixty (60) days, the arbitration provisions of this Lease shall apply.

23.  ALTERATIONS BY LESSOR

     The Lessor shall be at liberty at any time during the Term hereby granted to make such changes, alterations, additions or improvements in or to the Building and the fixtures and equipment thereof, as may be necessary or desirable, PROVIDED that the Lessor shall not use any of the Common Areas in such a way as to restrict access to the Lessee's Premises. The Lessor shall also be entitled to add to the Building or construct additional Buildings on the Lands as may be approved by the appropriate governing body.

24.  LIENS

     The Lessee shall not suffer or permit during the Term any builders' or other liens for work, labor, services or materials ordered by it or for the cost of which it may in any way be obligated, to with respect to the Lands, or the Premises or any portion thereof, or to any improvements erected upon the same, and that whenever and so often, if ever, as any such lien or liens shall be filed or shall attach to the title for the Lands the Lessee shall, within a period of Fourteen (14) days thereafter, either pay the same or procure the discharge thereof by giving security or in such manner as is or may be required or permitted by law.

25.  PERFORMANCE BY LESSOR OF LESSEE'S COVENANTS

     Upon the failure of the Lessee to perform any of the terms, conditions, covenants, agreements and provisions herein contained which may be performed by the employment of labor or by the payments of money, the same may be paid for or performed by the Lessor, and the cost of such work the Lessor shall be entitled to recover plus an administration fee of 15% from the Lessee in the same manner as if the amount was Rent as set out herein.

26.  NOT APPLICABLE

27.  SUBORDINATION OF LEASE

     This lease is subject and subordinate to any mortgage or deed of trust which may now or at any time hereafter affect the Building situated upon the Lands, or upon any other



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buildings hereinafter placed upon the Lands, and this Lease shall also be subject and subordinate to all renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed of trust, PROVIDED HOWEVER; if the Lessee is requested by the Lessor to execute any such instrument to carry out the intent of this Article, and fails to do so within five (5) days of notice so to do, then the Lessor is hereby authorized and appointed the attorney of the Lessee to execute any such postponement agreement on its behalf. Any instrument so executed by the Lessor shall be sufficient and the mortgagee or the holder of the deed of trust need not inquire whether a request or demand had been made of the Lessee for its execution, PROVIDED ALWAYS that any such subordination shall reserve in writing to the Lessee the right of continued possession of the Premises so long as the Lessee shall not be in default under this Lease.

28.  OVERHOLDING LESSEE

     If the Lessee shall remain in possession of the Premises after the Expiration Date or termination of this Lease without an agreement in writing to extend the Term of the Lease executed by both the Lessor and the Lessee, the same shall be a tenancy from month to month at a monthly rental calculated on the basis of twice the amount of the monthly rent being paid hereunder at the date of termination. Such month-to-month tenancy shall be held upon and subject in all other respects to the terms, conditions, covenants, agreements and provisos of this Lease insofar as the same are applicable to a tenancy from month-to-month.

29.  MUTUAL INDEMNIFICATION

     The Lessee will save, defend, hold harmless and indemnify the Lessor, its servants and agents, of, from and against any and all suits, claims, actions or demands of any nature or kind to which the Lessor shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Lessee of any term, condition, covenant, agreement or provisos hereof or by reason of any injury occasioned to or suffered by any person or persons or any property resulting from any wrongful act, neglect or default on the part of the Lessee or any of its agents, servants, employees, invitees or licensees, or arising out of the use and occupation by the Lessee of the Premises and/or the business conducted thereon by it.

     The Lessor will save, defend, hold harmless and indemnify the Lessee, its servants and agents, of, from and against any and all suits, claims, actions or demands of any nature or kind to which the Lessee shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Lessor of any term, condition, covenant, agreement or provisos hereof or by reason of any injury occasioned to or suffered by any person or persons or any property resulting from any wrongful act, neglect or default on the part of the Lessor or any of its agents, servants, employees, invitees or licensees.

30.  CONSEQUENTIAL LOSS

     The Lessor shall not be liable or responsible for any loss, injury or damage of any nature whatsoever that may be sustained by any person or for any loss of or damage to any property at any time in or upon the Premises, the Building or the Lands or for any loss to the business of the Lessee caused directly or indirectly by any latent or other defect in the Premises or the Building and the fixtures thereto belonging by reason of the interruption of any public utility or service, nor from or by steam, electricity, gas, water, rain or snow which may leak into, issue from or flow from any part of the Building or from the pipes, wires or plumbing works of the same or from any other place or quarter or from or by any other reason, matter or cause whatsoever unless such loss, injury or damage is based on the negligence of the Lessor, its servants, agents or employees.


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31.   DEFAULT BY LESSEE

      Provided always and it is hereby expressly understood and agreed that if and whenever the rent reserved, or any part thereof, whether lawfully demanded or not, shall be unpaid after ten (10) days' notice of default thereof has been duly given to the Lessee, or in case of the breach or non-performance of any of the terms, conditions, covenants, agreements or provisos in this Lease mentioned after ten (10) days' notice of the same having been given to the Lessee, it shall and will be lawful for the Lessor at any time, and from time to time hereafter, notwithstanding any former breach or non-performance or any waiver of the Lessor's rights arising therefrom (and in addition to any other right or remedy it may have or be entitled to), to enter upon the Premises or any part thereof in the name of the whole and to have again, repossess and enjoy the Premises as of their former state anything herein contained to the contrary notwithstanding. This proviso shall extend and apply to all terms, conditions, covenants, agreements and provisos herein contained, whether positive or negative on the part of the Lessee to be observed or performed. PROVIDED FURTHER, HOWEVER; no act of the Lessor of any nature or kind shall at any time during the Term be deemed to be a waiver of any of the rights of the Lessor unless it is effected by instrument executed in the same fashion as this Lease.

32.   PREMISES BECOME VACANT

      In the event that the Premises during the Term shall be left or become vacant and the Lessee shall fail to make payment of rent, the Lessor, its servants or agents, may re-enter upon the same and relet the Premises and receive the rent thereof, but the Lessee shall nevertheless remain liable for any deficiency in such rent and for this purpose and for the purpose of any re-entry under this or the next itself or by its servants or agents, and with such assistants as it or they may require, at any time during the day to enter in and upon the Premises and for that purpose to break and force open any doors, locks, bars, bolts, fastenings and hinges.

33.   LESSOR'S REMEDIES ON DEFAULT

      PROVIDED FURTHER that, if and when the rent hereby reserved or any part thereof be not paid when due after ten (10) days' notice thereof, or if any other sums payable by the Lessee hereunder are not paid when they are payable to the Lessor, or if the Lessee shall not observe, perform and keep all and every of the terms, conditions, covenants, agreements and provisos herein contained to be observed, performed and kept by the Lessee, after ten (10) days' notice thereof, or if the Lessee shall make a bulk sale of its goods or attempt to move its goods, chattels and equipment out of the Premises (other than in the ordinary course of its business), or if the Term hereby granted or the goods and chattels of the Lessee on the Premises liable to distress shall during the said Term be seized or taken in execution or in attachment, or if the Lessee shall become insolvent or make an assignment for the benefit of creditors, or commit an act of bankruptcy, or in case the Premises or any part thereof shall be used for any other purpose than is herein provided for without the written consent of the Lessor and where such use is not terminated within ten (10) days after written notice to terminate such use has been delivered to the Lessee, the Lessor may at its option in any of such cases (and without prejudice to any other right or remedy it may then have or be entitled to) cancel this Lease, whereupon this Lease shall terminate and the Term hereby created expire and be at an end and the Rent payable throughout the remainder of the term shall accrue and be immediately due and payable and the said Term shall at the option of the Lessor be forfeited, and the Lessor may immediately distrain for such Rent together with any arrears then unpaid and the Lessor's legal costs to obtain payment, and the Lessor may without notice or any form of legal process forthwith re-enter upon and take possession of the Premises or any part thereof in the name of the whole and remove and sell the Lessee's goods, chattels and equipment therefrom, subject to applicable laws, and in addition to any remedy otherwise provided, the Lessor may seize and sell the goods, chattels and equipment of the Lessee at any place to which the Lessee or any other person may have removed them in the same manner as if they had remained and been distrained upon the Premises.

34.  LESSOR'S RIGHTS ON RE-ENTRY OR TERMINATION

     If the Lessor shall re-enter or if this Lease shall be terminated by reason of default by the Lessee:

     a) Rent shall, at the selection of the Lessor (such election to be exercised by notice in writing to the Lessee and within a period of thirty (30) days from the date of termination or re-entry), immediately become due and be paid up to the time of such re-entry or termination together with the reasonable expenses of the Lessor as hereinafter defined;

     b) The Lessor may relet the Premises or any part thereof either in name of the Lessor or otherwise, as agent of the Lessee and the Lessee does hereby expressly unconditionally and irrevocably constitute and appoint the Lessor as its agent for such purpose, for a term or terms which may if the Lessor chooses be lesser or greater than the balance of the Term of this Lease and may grant reasonable concessions in connection therewith;

     c) The Lessor may, at its election and in addition to any other remedy it may have, require that the lessee pay to the Lessor as liquidated damages for the failure of the Lessee to observe and perform the covenants of this lease, monthly on the first day of each month following such re-entry or termination and until the expiration of the period that would otherwise have constituted the balance of the Term of the Lease, any deficiency between:

          (i)  the sum of the monthly rent payable hereunder, and

          (ii) the amount of any rents collected on account of the Lease of the Premises for each month of the period which would otherwise have constituted the balance of the Term;

     d) The Lessee shall pay to the Lessor on demand such reasonable expenses as the Lessor may incur in reletting the Premises, including reasonable legal costs, solicitors' and brokerage fees and the expenses of keeping the Premises in good order or preparing the premises for reletting, and

     e) The making of any alterations or improvements in the Premises, which the Lessor considers advisable or necessary for the purpose of reletting them, shall not operate or be construed to release the Lessee from liability hereunder.

     The terms and conditions set forth in this paragraph may be availed of by the Lessor without limitation of any other rights or remedies the Lessor may have or be entitled to hereunder or otherwise.

35.  NON-EXCLUSIVENESS OF REMEDIES AND WAIVER

     The specific remedies to which the Lessor may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Lessor may lawfully be entitled in case of any breach or threatened breach by the Lessee of any term, condition, covenant, agreement or proviso of this Lease.

     The waiver by the Lessor of any breach by the Lessee of any term, condition, covenant, agreement or proviso herein contained shall not be construed as or constitute a waiver of any further or other breach of the same or any other term, condition, covenant, agreement or proviso and the consent or approval of the Lessor to or of any act by the Lessee requiring the

Lessor's consent or approval shall not be deemed to waive or render unnecessary the Lessor's consent or approval to any subsequent similar act by the Lessee.

     The Lessee undertakes and agrees that the acceptance by the Lessor of any rent from any person other than the Lessee shall not be construed as a recognition of any rights not herein expressly granted or as a waiver of any of the Lessor's rights, or as an admission that such person is or as the consent that such person shall be deemed to be, an assignee or sub-tenant of this Lease irrespective of whether the Lessee or the said person claims that such person is an assignee or sub-tenant of this Lease. The Lessor may accept rent from any person occupying the Premises at any time without in any way waiving any rights under this Lease.

36.  INTEREST

     All rent in arrears and all sums paid or expenses incurred hereunder by the Lessor, which ought to have been paid or incurred by the Lessee, or for which the Lessor is entitled hereunder to reimbursement from the Lessee, shall bear interest at the greater of either Royal Bank of Canada prime rate plus 5% or eighteen (15%) percent per annum from the date same becomes due, or was spent or incurred, as the case may be, until the date of payment or repayment PROVIDED that in each case the Lessor shall give written notice to the Lessee of such sums due and payable and the Lessee shall have seven (7) days after receipt of such written notice from the Lessor to pay any such arrears, and if such amounts are paid during such period, interest shall not be payable by the Lessee. All monies payable by the Lessee to the Lessor in respect of interest shall be deemed to be Rent and shall be recoverable as such by the Lessor.

37.  SOLICITORS' FEES

     If the Lessor at any time incurs reasonable legal fees and costs in instituting or prosecuting any action or proceedings based upon any default of the Lessee under this Lease, all such fees and costs (on a solicitor/client basis) shall be payable by the Lessee to the Lessor and be recoverable by the latter as Rent. All such fees and costs shall be payable by the Lessee to the Lessor upon demand for payment being made.


38. FORCE MAJEURE

    Whenever and to the extent that the Lessor or the Lessee shall be unable to fulfill or shall be delayed or restricted in fulfilling any obligations hereunder in respect of supply or provision of any heating, service or utility or the doing of any work or the making of any repairs by any cause beyond its reasonable control, such party shall be relieved from the fulfillment of such obligation during the period during which it shall be so unable to fulfill or shall be so delayed or restricted in fulfilling such obligation, PROVIDED HOWEVER that nothing contained in this clause shall relieve any party having a duty to make any repair from taking such interim and conservatory measures during the period while it is prevented from effecting such repair, as may be necessary or advisable for the preservation and safety of the Building. Rent shall be abated accordingly for any and all periods due to such inability or delay of the Lessor to fulfill its obligations hereunder.

39.  REPRESENTATIONS

     The Lessee hereby acknowledges that the Premises are taken without representation of any kind on the part of the Lessor or its agent other than as set forth herein. It is understood and agreed that no representative or agent of the Lessor or Lessee is or shall be authorized or permitted to make any representation with reference hereto, or to vary or modify this Agreement in any way, and that this Lease contains all of the terms, conditions, covenants, agreements and provisions made between the parties hereto and that any addition to or alteration of or changes in this Lease, or other agreements hereafter made or condition created to be binding.

must be made in writing and signed by both parties.

40.       RESERVATION TO LESSOR

          All outside walls of the Premises and any space in the Premises used for stairways and passageways to other adjoining premises, shafts, stacks, pipes, conduits, ducts or other building facilities, the heating, electrical, plumbing air-conditioning and other systems and the use thereof, as well as access thereto through the Premises for the purpose of use, operation, maintenance and repair are hereby expressly reserved to the Lessor, on the understanding that the Lessor or the Lessee shall have the right to access the Premises to conduct repairs for which each party is responsible as set out herein.

41.       SPECIAL CLAUSES

     1.   ARBITRATION

          Whenever in this Lease it is provided that any matter in dispute between the Lessor and the Lessee, if not settled or agreed between them, is to be determined by arbitration, the same shall be decided by a single arbitrator mutually agreeable to both Lessor and Lessee, to the provisions of "The Arbitration Act" of the Province of Alberta and amendments thereto. The prevailing party in such arbitration shall be entitled to reasonable reimbursement of attorney's fees and costs related to the dispute, as well as reasonable attorneys fees and costs incurred in collecting the same.

     2.   GOODS AND SERVICES TAX

          All amounts due by the Lessee to the Lessor under the terms of the Lease that are subject to the Goods and Services Tax shall be paid by the Lessee to the Lessor including the amount of the Tax, upon notification by the Lessor of such amounts due. Payments by the Lessee to the Lessor are due and payable within the times specified under the terms outlined in the applicable sections of the Lease.

     3.   FURNITURE AND APPLIANCES

          The Lessor shall, during the terms of this Lease, provide the Lessee with the stairwell credenza, boardroom table and chairs, and refrigerator, all of which are presently located in the Premises.

     4.   TERMINATION PENALTY

          This Lessee, upon providing one hundred twenty (120) days written notice to the Lessor, may terminate this Lease upon the payment of penalty of Fifty-Five Thousand One Hundred Twenty ($55,120.00) Dollars.

42.       AMENDMENTS TO LEASE

          If the holder of any mortgage or mortgages or any charge resulting from any other method of financing or re-financing, declaration of trust, debenture issue or any other such method of financing or re-financing now or hereafter in force against the Building situate within the Lands shall at any time require any change not of a substantial nature in any of the terms, covenants and provisions of this Lease, the Lessee agrees to the modification of this Lease to comply with the requirements of such party, provided always that there is no increase in the Rent or other monies to be paid hereunder, any increase in the length of the Term hereby created and that such requirements do not impose undue burdens upon the Lessee and do not involve alterations of substance in the covenants and agreements herein contained.

43.  HEADINGS

     The parties hereto agree that the headings used throughout this Lease form no part of this Lease and shall be deemed to have been inserted for convenience of reference only.

44. DEFINITION

     The word "Lessor" as used throughout this Lease shall mean: The Party of the First Part hereto, PROVIDED HOWEVER that if the Lessor shall convey title to the said lands and shall notify the Lessee in writing of such conveyance and the name and address of the new owner, the word "Lessor" shall, from and after the date upon which such notice is given, mean only such new owner.

45.  NOTICES

     Any notice herein provided or permitted to be given by the Lessee shall be sufficiently given if mailed, in the absence of a postal strike, postage prepaid, addressed to the Lessor as follows:

     Certus Developments Inc.
     200, 815 - 10th Avenue, S.W.
     Calgary, Alberta
     T2R 0B4

     Any notice herein provided or permitted to be given by the Lessor to the Lessee shall be sufficiently given if mailed, in the absence of a postal strike, postage prepaid, addressed to the Lessee as follows:

     2219 - 4th Street S.W.
     Calgary, Alberta
     T2S 1X1

And a copy to:

     Freerealtime.com, Inc.
     3333 Michelson, Suite 430
     Irvine, CA 92612

NOTICE given as aforesaid shall be conclusively deemed to have been given on the third business day following the day on which such notice is mailed. The Lessor may at any time give notice in writing to the Lessee of any change of address giving such notice and from and after the giving of such notice addressed therein specified shall be deemed to be the address of such for the giving of notices hereunder. The word "notice" in this clause shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given by the Lessor to the Lessee or by the Lessee to the Lessor.

46.  RIGHT OF RENEWAL.

     Provided the Lessee is not in default of this Lease the Lessee shall be entitled to renew the Term of the Lease upon the Expiration Date as set out herein for a further term of Five (5) years as the then fair market gross rent for premises located within buildings in the immediate trade area having regard to general quality of premises, building, and interior improvements.

Further provided the Lessee shall notify the Lessor in writing of its decision to renew the Lease not more than Nine (9) months nor less than Six (6) months prior to the expiration of the Lease Term failing which the Lessee shall have no right of renewal as set out herein. In the event the Lessee provides such notice and the parties are unable to agree upon the fair market gross rent for the Premises the Rent shall be determined by arbitration pursuant to the Arbitration Act of Alberta. Notwithstanding which should the fair market gross rent be determined to be less than the Rent as set out herein the Lessor may at their option choose to terminate the Lease and the Lessee shall thereupon vacate the Premises at the expiration of the Lease Term.

47.     INTERPRETATION

        The terms "Lessor" and "Lessee" and the pronouns relating thereto, where used herein shall, where the context makes it possible, include the heirs, executors, administrators, successors and assigns of the parties hereto, and shall include the feminine and plural and a body corporate where the context or the party or parties hereto so required and, where there is more than one Lessee, all covenants shall be deemed joint and several. The word "term" where it appears herein shall mean the Term hereby created together with every renewal thereof, if any.

48.     TIME OF ESSENCE

        Time is of the essence of these presents.

49.     PARKING

        It is understood that the Lessor has access to 5 parking stalls situated on the lands located directly to the west of the Lands and that such parking stalls are provided to the Lessor at no charge by the adjacent land owner in exchange for a reciprocal evening shared parking arrangement on the Lands, and that at any time either the Lessor or the adjacent land owner may terminate said parking agreement in which event the Lessor shall have no further right to the use of said parking stalls, and the adjacent land owner shall have no further right to the use of parking stall located upon the Lands. It is understood that the Lessee may have the use and enjoyment of said 5 parking stalls at no additional cost throughout the Term of the Lease provided said mutual parking agreement remains in place and is not terminated as set out herein. However, in the event said parking agreement is terminated the Lessee shall make alternate parking arrangements, and in no event shall the Lessee be entitled to park on the Lands during normal business hours. Furthermore the Lessor shall not be responsible to compensate the Lessee in any manner whatsoever for the loss of said parking.

50.     ENUREMENT

        This Lease and the terms, conditions, covenants, agreements and provisos herein contained shall enure to the benefit of and shall be binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

        IT WITNESS WHEREOF the parties have hereunto affixed their hands and seals the day, month and year first above written.

                                        CERTUS DEVELOPMENTS INC.
                                        (LESSOR) c/s


                                        Per  /s/  [Signature Illegible]
                                           ---------------------------------


                                        Per  /s/  [Signature Illegible]
                                           ---------------------------------

                                     (SEAL)

                                   FREEREALTIME.COM, INC.
                                   (LESSEE)e's



                                   Per: /s/ Brad G. Gunn
                                        --------------------------


                                   Per:
                                        --------------------------

                                  SCHEDULE 'A'



                                     [MAP]

                                  SCHEDULE 'B'



Operating Costs

-    exterior property maintenance

-    landscaping

-    exterior building repairs

-    snow removal

-    building insurance

-    parking lot supervision

-    exterior lighting

-    building administration

-    property management

- the cost of salaries and benefits relating to all management and maintenance personnel

-    repair and maintenance of building operating systems

-    real estate taxes